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                                                                    EXHIBIT 10.3


                 SINO-FOREIGN COOPERATION CONTRACT ("CONTRACT")
                   SHENZHEN HUAXUAN PRINTING PRODUCT CO. LTD.



1.      GENERAL PRINCIPLES

        Gushu Economic Development Company, Xixiang Town, Baoan District, Shenzhen City, People's Republic of China and Hong Kong Hua Yang Printing Holdings Limited, according to the PRC Sino-Foreign Joint Venture Enterprise Law and other relevant laws and regulations of the PRC and relevant rules and regulations of the Shenzhen Special Zone, based on the principles of equality and friendly negotiations, agree to enter into this Contract for conducting a sino-foreign cooperation enterprise in Shenzhen Economic Special Zone, the People's Republic of China, Guangdong Province.

2.      THE PARTIES

        (1)     Parties to this Contract :

                Gushu Economic Development Company, Xixiang Town, Baoan District, People's Republic of China ("Party A") is registered in Shenzhen China having its registered address at Gushu Xixiang Town, Shenzhen City.

                Legal Representative : Jiang Yong Quan

                Position             : General Manager

                Nationality          : Chinese

                (Hong Kong) Hua Yang Printing Holdings Company Limited ("Party B"), is registered in Hong Kong and has its registered address at 10th Floor, Block A, Kong Nam Industrial Building, 603-609 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong.

               Legal Representative  : Wu Hoi Lam

               Position              : Director

               Nationality           : Australian


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3.      INCORPORATION OF COOPERATION COMPANY

        (2) Both Parties A & B agree to establish a sino-foreign cooperation enterprise (the "Cooperation Company") under the following name:

                Shenzhen Huaxuan Printing Product Company Limited

                Registered address of the Cooperation Company : Gushu Economic Development Company, Xixiang Town, Baoan District, Shenzhen City.

        (3) The incorporation of the Cooperation Company shall be approved by the Chinese government and shall have enterprise legal person status. All of its activities must comply with the laws and regulations of the PRC, and the lawful rights and responsibilities of the Cooperation Company shall be protected by Chinese law.

        (4) The Cooperation Company shall be a limited liability company. The parties to the Contract agree to the conditions of cooperation, the distribution of profits, the sharing of risks and losses, the manner of management and administration and the distribution of assets upon termination of cooperation.


4.      SCOPE OF BUSINESS AND SCALE

        (5) Scope of business of the Cooperation Company : production of printing products and die cast plastic toys.

        (6) Scale of production of the Cooperation Company : Products with an annual value of twenty million.


5.      TOTAL INVESTMENT, REGISTERED CAPITAL AND CONDITIONS OF COOPERATION

        (7) Total investment of the Cooperation Company : RMB20,000,000; Registered capital : RMB20,000,000;

        (8) The parties shall provide the following conditions for cooperation:

                Party A : provision of factories, dormitories and warehouses as stated in Schedule 1, Total area is 23,031.94m2 (the "Property").


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                Party B : injection of RMB20,000,000 as registered capital in the following format as its contribution of capital :

                Cash : RMB4,000,000

                Machinery: RMB16,000,000 (value to be authenticated by an examination conducted by the China Commercial Examination Department).

                Party B shall inject its capital contribution in foreign exchange according to the mean rate of Renminbi and foreign exchange rates issued by the Bank of China on the day of payment of contribution.

        (9) Contribution capital and cooperation conditions of the Cooperation Company shall be paid or supplied in instalments.

                First stage : Party A injects the Property, Party B injects 50% of the cash and facilities within 3 months after the issue of the business licence of the Cooperation Company.

                Second stage : Party B : 50% of cash and facilities within one year after the issue of the business licence of the Cooperation Company.

                Within 30 days of the injection of capital and the fulfilment of the conditions of Cooperation Company by both parties, the facts must be verified and certified by accountants registered in China and a verification report shall be issued. A certificate of the contribution of capital shall be issued by the Cooperation Company in accordance thereto (or upon production of evidence of the provision of the conditions of Cooperation Company).

        (10) If either party of the Cooperation Company needs to transfer any or all of its rights or obligations, such transfer becomes effective upon the capital or conditions of cooperation having been totally contributed or provided and a resolution of the Board of Directors, and within one month after approval by the original approval authority and the procedures of the amendment has been dealt with by the Administration of Industry and Commerce. Other than to the other cooperation party, a party of the Cooperation Company may not pledge the whole or a part of its rights or responsibilities to a third party.


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                Unless agreed in writing by the other party, a party may only transfer its whole or a part of its rights or responsibilities of the Cooperation Company to the other party of the Cooperation Company.

                Transfers will be ineffective if in breach of the above stipulations.

6.      COOPERATION PARTIES AND THEIR RESPONSIBILITIES

        (11) Parties of the Cooperation Company shall comply with the following matters:

                Responsibilities of Party A :

                Responsible for dealing with the land use rights and property certificates, and responsible for dealing with the relevant procedures legally and responsible for paying all expenses;

                Handle all matters of application for the establishment and registration of the Cooperation Company;

                Handling the procedures of the Property and building facilities;

                Organise the design and construction of the Property and other construction and facilities;

                Supply the terms of cooperation according to the provisions of Clause 8;

                Assist in the Customs import procedures for the machinery equipment and raw materials for the establishment of the Cooperation Company;

                Assist in the purchase or lease of facilities, raw materials, office equipment, transportation and communication facilities of the Cooperation Company in China;

                Responsible for the expenses and taxation of the structural amendments, management fees, property tax, land use tax, etc. of the Property;

                Assist in the implementing of the conditions of production such as the water supply, electricity supply, transportation etc.;

                Assist in the recruitment of managers, technicians, workers and other staff of the Cooperation Company;



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                Assist in dealing with the relevant entry and work procedures of foreign staff working in the Special (Economic) Zone;

                Responsible in dealing with other matters as entrusted by the Cooperation Company.

                Responsibilities of Party B :

                Supply the terms of cooperation according to the provisions of Clause 8;

                Assist in dealing with the relevant matters of purchasing machinery and equipment, raw materials etc., on the international market for the Cooperation Company;

                Assist in the recruitment of technicians and inspectors for the instalment of facilities, testing and production of the Cooperation Company;

                Assist the Cooperation Company in the training of technicians and workers;

                Responsible for stabilising the production of quality products by the Cooperation Company within the stipulated period according to design capability;

                Responsible for dealing with other matters as entrusted by the Cooperation Company.


7.      TECHNOLOGY, FACILITIES, RAW MATERIALS

        (12) Facilities needed in the Cooperation Company can be purchased on the domestic and international markets; the price of such facilities cannot be higher than the price level of comparable items within the same period of time.

        (13) The facilities purchased in the international market by the Cooperation Company shall be submitted to the China Commercial Products Examination Department for examination and certification in accordance with the stipulations of the LAW OF EXAMINATION OF IMPORTED AND EXPORTED PRODUCTS OF THE PEOPLE'S REPUBLIC OF CHINA.


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        (14)    The original raw materials can be purchased in or outside China by the Cooperation Company, the price of which has to be approved by the Board of Directors.




8.      PRODUCT SALES

        (15) The ratio of sales of the products of the Cooperation Company is as follows :-

                Exports        : 85%.
                Domestic Sales : 15%.

        (16) Exports of the Cooperation Company shall be the responsibility of Party B, domestic sales shall be the responsibility of Party A.

        (17) Sales prices of products of the Cooperation Company shall be fixed by the Board of Directors according to the price levels both in and outside China, and shall be adjusted at appropriate times.


9.      DISTRIBUTION OF PROFITS AND SHARING OF RISKS AND LOSS

        (18) Distribution of profits shall be as follows after the Cooperation Company has paid taxes and reserved money for the different funds:
                In the first year, the Cooperation Company shall pay Party A a fixed sum of RMB2.76 million from the date of issuance of the business licence of the Cooperation Company which shall be paid in monthly instalments every month in advance. Party B guarantees the Cooperation Company will pay Party A on time. From the second year onwards, the payment shall be increased by 5% every year. If the Cooperation Company suffers losses or the profits for distribution are not sufficient, then Party B shall be responsible to pay the full amount. The balance of the profits shall belong to Party B after the guaranteed payment of distributable profits to Party A by Party B.



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        (19)    Profits distributed to the foreign party of the Cooperation
                Company after implementing the responsibilities stipulated by law and under this Contract and capital distributed at the termination of the Cooperation Company can be repatriated from China in accordance with the law.

                The salaries and other lawful income of the foreign staff of the Cooperation Company can be repatriated from China after paying individual income taxes according to the law.

        (20) Business losses of the Cooperation Company shall be the sole responsibility of Party B.

10.     BOARD OF DIRECTORS AND THE ORGANISATION OF THE MANAGEMENT OF BUSINESS.

        (21) The Cooperation Company shall have a Board of Directors. The date of issuance of the business licence of the Cooperation Company shall be the formal establishment date of the Board of Directors.

        (22) The Board of Directors shall consist of five directors, Party A shall appoint one director and Party B shall appoint four directors. The Chairman of the Board of Directors shall be appointed by Party B; the vice-chairman shall be appointed by Party A. The term of office of the directors and chairman is four years. Appointments can be extended by further appointment of the original appointing Party.

        (23) The Board of Directors is the highest authority of the Cooperation Company. It decides on all major issues of the Cooperation Company. The major issues stated in Schedule 2 may only be finalised after they have been approved unanimously by the Board of Directors. For other matters, they shall be effective only if they are approved by more than half of the directors.

        (24) The Chairman is the legal representative of the Cooperation Company. If the Chairman cannot perform his responsibilities with cause, he can authorise the vice-chairman or other directors to act as his representative.

        (25) Meetings of the Board of Directors shall be held at least once a year, meetings shall be called and chaired by the Chairman. The Chairman can call extraordinary meetings after they are proposed by at least a third of the directors. Minutes of the meeting shall be signed by the attending directors as confirmation and kept on file.


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        (26)    The quorum of the meetings of the Board of Directors shall be two-thirds of the directors. If a director cannot attend a meeting with cause, he can appoint a person by a power of attorney to represent him to vote. If a director cannot attend a meeting of the Board of Directors, and does not appoint a proxy, he shall be deemed to have waived his voting rights.

        (27) Meetings of Board of Directors shall normally be held at the registered address of the Cooperation Company.

        (28) Economic liabilities and the corresponding legal consequences caused by graft or dereliction of duty of a director resulting economic losses of the Cooperation Company shall be borne by that director.

        (29) The Cooperation Company shall establish a business management department at its registered address to be responsible for the company's daily work. The business management department shall have one general manager and two deputy managers. They shall be recruited and appointed by the Board of Directors. The members of the Board of Directors may also be the general manager or the deputy general managers.

                The general manager shall be responsible to the Board of Directors.

        (30) The general manager and deputy managers must be full-time staff of the Cooperation Company at its registered address, and they may not be the general manager or deputy managers of other economic organisations. They may not join other economic organisations which are competitors of the Cooperation Company.

        (31) The deputy manager shall assist the general manager. The general manager shall discuss important matters with the deputy general managers. When they cannot agree with each other, a decision shall be taken by the Chairman of the Board of Directors.

        (32) If any general manager, deputy manager and other senior management staff commits graft or is in serious dereliction of his duty, his employment contract may be terminated by resolution of the Board of Directors. If there are economic losses to the Cooperation Company, such person shall be responsible for the economic losses and the corresponding legal responsibilities. If any general manager, deputy manager and other senior staff resigns with cause, written resignations shall be submitted 60 days in advance to the Board of Directors.


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        (33)    The recruitment, termination, remuneration, benefits, living expenses, labour protection, labour insurance, rewards and punishments shall be formulated by the Board of Directors of the Cooperation Company in accordance with the relevant laws and regulations of Shenzhen Economic Zone, PRC.

        (34) Recruitment and salaries, social insurance, welfare, expenses of business trips of senior management staff of the Cooperation Company shall be matters discussed and decided by the Board of Directors.

11.     TAXATION, AUDIT, FINANCIAL BUSINESS, STATISTICS AND ENVIRONMENTAL ISSUES

        (35) The Cooperation Company shall pay all taxation according to the relevant PRC laws.

        (36) The staff and the workers of the Cooperation Company shall pay individual income tax in accordance with the relevant PRC tax laws and regulations.

        (37) According to relevant PRC laws the Cooperation Company shall set aside reserve funds, development funds of the Cooperation Company, welfare funds of the staff and workers and incentive funds. The proportion of the three funds shall be decided and discussed by the Board of Directors according to the business situation of the Cooperation Company.

        (38) The Cooperation Company shall establish an accounting department at its registered address, comprising accounting staff, preparing accounting books, and formulating the accounting system of the Cooperation Company.

                The accounting system of the Cooperation Company shall be reported to the financial, taxation departments, and the Cooperation Company shall accept the supervision of the financial, taxation, audit departments; either party has the right to employ accountants at its own expense to examine the accounting books of the Cooperation Company.

        (39) The Cooperation Company shall open a foreign exchange account at a national bank foreign exchange institution which engages in the business of foreign exchange. Foreign exchange matters of the


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                Cooperation Company shall be dealt with in accordance with the relevant State foreign exchange management regulations.

        (40) The Cooperation Company can obtain loans from financial institutions in or outside China. The responsibilities for Loans and the guarantees for such Loans which are used as conditions for cooperation by a cooperation party shall be borne by that party.

        (41) According to the relevant State regulations, the Cooperation Company shall submit monthly, seasonal, annual accounting reports and statistics reports to the relevant departments.

        (42) According to ENVIRONMENTAL PROTECTION LAW OF THE PEOPLE'S REPUBLIC OF CHINA. The Cooperation Company shall undertake the rights and obligations to protect the environment and implement measures to prevent pollution.


12.     INSURANCE

        (43) The Cooperation Company shall purchase all its insurance from the insurance companies within China. The types of the insurance, the value of the insurance and their duration, etc., shall be decided by the Board of Directors of the Cooperation Company in accordance with the relevant State laws.


13.     CHANGE AND TERMINATION OF CONTRACT

        (44) During the term of cooperation, the parties shall negotiate and sign written agreements regarding major amendments to the Contract which shall be submitted to the original approving authorities for approval, and which shall be produced to the China Commercial Products Examination Department for examination and certification and shall become effective upon registration with the Administration for Industry and Commerce.

        (45) If the Contract of the Cooperation Company cannot be performed because of a force majeure or continuing losses or insufficiency of business of the Cooperation Company, after it has been resolved unanimously by the Board of Directors and has been submitted to the original approving authorities for approval, the Contract of the Cooperation Company may be terminated and the Cooperation Company shall be cancelled by the Administration for Industry and Commerce.


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        (46)    Where either party of the Cooperation Company becomes bankrupt or is liquidated, the Cooperation Company shall seek the approval of the original approving authorities to terminate the Cooperation Contract prior to its expiry date after an unanimous resolution of the company Board of Directors.

        (47) In the event of earthquake, typhoon, flood, fire, war and other unforeseen circumstances or other force majeure event which cannot be foreseen and which occurrence and effects cannot be prevented or avoided and its occurrence and the consequences directly affect the performance of this Contract or the terms hereof cannot be performed on time, the party who encounters the above force majeure event shall immediately notify the other party by cable and shall within 15 days produce full details of the force majeure due to which the Contract of the Cooperation Company cannot be performed or valid documents certifying the necessary delay in performance. These documents shall be issued by the notary public office in the district in which such event occurred. Depending on the extent to which this Contract is affected by such event, both parties shall negotiate and decide whether to terminate the Contract, or to exempt part of the responsibilities under the Contract or extend the time of performance thereof.

        (48) Where any one party does not perform its responsibilities as stipulated under the Contract of the Cooperation Company, or seriously breaches the provisions of the Contract of the Cooperation Company resulting in the inability of the Cooperation Company to conduct business or it is not possible for the Cooperation Company to achieve its stipulated business aims, such party shall be deemed in breach of the Contract. The affected party shall have the right to ask for compensation from the breaching party, and shall have the right to report to the approval authorities for approval for the early termination of this Contract.


14.     RESPONSIBILITIES FOR BREACH OF CONTRACT

        (49) Where any one party does not perform the responsibility of paying on time its investment contributions fully or supplying the terms of cooperation, according to Part 5 of this Contract, the party in breach shall pay an amount equivalent to 0.5% of its share of the registered capital to the other party for each month delayed from the date of any such default. If it is still not performed after six months, apart from a penalty of 3% to be paid on the accumulated capital contribution, the



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                other party has the right to submit a report for termination of the Contract of the Cooperation Company according to Clause 48 of this Contract, and shall have the right to request the breaching party to compensate its economic losses.

        (50) In the event of default of one party with the result that this Contract cannot be performed or cannot be performed in full, such breach shall be the responsibility of the defaulting party. If it is a default by both parties, the parties shall be responsible for the breach severally according to the actual situation.


15.     TRADE UNION

        (51) Workers of the Cooperation Company shall establish a trade union according to the law, develop union activities and protect the legal rights of the workers.

                The Cooperation Company shall supply the trade union the essential conditions for its activities.


16.     DURATION OF THE CONTRACT

        (52) The duration of the Contract is 15 years calculated from the date of the issuance of the business licence of the Cooperation Company.

                Where agreed by both parties and resolved unanimously by the Board of Directors of the Cooperation Company, the Contract can be extended by applying to the original approval authorities six months prior to its expiry.


17.     HANDLING OF ASSETS UPON TERMINATION

        (53) When the Contract expires or is terminated prior to the expiry date of the Contract, the Cooperation Company shall liquidate its assets, deal with creditors' rights and liabilities according to the legal procedures.

        (54) Upon expiry of the Contract or its early termination, the assets, creditors' rights and liabilities of the Cooperation Company shall belong to and shall be shared in the following format:-


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                The Property shall still belong to Party A. Party B shall be responsible for the full repayment of creditors' rights and liabilities of the Cooperation Company within the scope of its registered capital contribution, and after which other assets (including machinery and equipment) shall belong to Party B. Party A shall not be responsible for any creditors' right or liabilities of the Cooperation Company.


18.     APPLICABLE LAW

        (55)    This Contract is governed and protected by PRC law.



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19.     RESOLUTION OF DISPUTE

        (56) When there is any dispute relating to the performance of this Contract between the parties, it shall be resolved by negotiation or mediation. If it is not resolved through negotiation or mediation, it shall be submitted to the China International Economic and Trade Arbitration Commission (Shenzhen Branch) for arbitration. The arbitration award is final and binding on both parties and shall be performed by all parties according to the award. Arbitration fees shall be borne by the losing party.

        (57) During the process of arbitration, this Contract shall continue to be performed other than that part in dispute and under arbitration.


20.     EFFECT OF CONTRACT AND MISCELLANEOUS

        (58) Supplementary documents prepared in accordance with particular principles of this Contract include the Articles of Association of the Company which constitute part of this Contract. If there is any conflict with the abovementioned supplementary documents and this Contract, this Contract shall prevail.

        (59) This Contract and its supplementary documents must be submitted to the approval authorities for approval and shall take effect from the date of the approval.

        (60) If the parties communicate by cable or telex for matters relating to the responsibilities and rights of any one party, the other party shall also be notified by mail. The registered addresses of the parties set forth in this Contract shall be their correspondence addresses.

        (61) This Contract is signed by the respective legal representatives of the parties in Shenzhen, on 28th May 1995.



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Party A :      Gushu Economic                 Party B : Hua Yang Printing

               Development                    Holdings Co. Ltd.   (Chop)
               Company           (Chop)






Legal                                       Legal
Representative: Jiang Yong Quan               Representative : Wu Hoi Lam




                                                      28th May 1995



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                                   SCHEDULE 1


HOUSING/PROPERTY                                   USAGE         AREA
----------------                                   -----         ----
No. 6   Zhuao Factory                              Factory       5,160.90m(2)
Gushu Village
Xixiang Town
Baoan Village

No. 13 Factory                                     Factory       1,854.44m(2)
Gushu Village
Xixiang Town
Baoan County

No. 22 Factory                                     Factory       6,750.00m(2)
Gushu Village
Xixiang Town
Baoan County

No. 12 Dormitory                                   Dormitory     1,188.00m(2)
Gushu Village
Xixiang Town
Baoan County

No. 39 Dormitory                                   Dormitory     3,250.80m(2)
Gushu Village
Xixiang Town
Baoan County                                       Warehouse     4,827.80m(2)
Gushu Village

Gaohui Manufacturing  factory
Gushu Village
Xixiang Town
Baoan County

                                                    ------------------------
                                                    Total area : 23,031.94m(2)


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                                   SCHEDULE 2


Matters below shall be resolved unanimously by the Board of Directors:

1. Enactment and amendment of the articles of association of the Cooperation Company;

2.      Termination or dissolution of the Cooperation Company;

3.      Increase or transfer of the registered capital of the Cooperation
        Company;

4.      Merger of the Cooperation Company with other economic organisations.


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